UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Odyssey Marine Exploration, Inc. (“Odyssey”) held an annual meeting of stockholders on June 3, 2010, for the purpose of considering and acting upon the following matters:

•	the election of six directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified (the “Election Proposal”);

•	a proposal to amend Odyssey’s 2005 Stock Incentive Plan by adding 3,000,000 shares of common stock thereto (the “Amendment Proposal”); and

•	a proposal to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as Odyssey’s independent registered public accounting firm for the year ending December 31, 2010 (the “Ratification Proposal”).

With respect to the Election Proposal and the Amendment Proposal, there were 22,719,521 broker nonvotes.

ELECTION OF DIRECTORS

Pursuant to the Election Proposal, the six individuals named below were elected to serve as directors in accordance with the following vote:

Nominee	For	Withheld
Gregory P. Stemm	15,395,130	9,962,442
Mark D. Gordon	14,721,724	10,635,848
Bradford B. Baker	20,221,625	5,136,947
David J. Bederman	9,762,898	15,594,676
David J. Saul	20,135,107	5,222,465
Jon D. Sawyer	20,370,869	4,986,703

AMENDMENT TO 2005 STOCK INCENTIVE PLAN

Pursuant to the Amendment Proposal, the proposal to amend Odyssey’s 2005 Stock Incentive Plan was approved in accordance with the following vote:

For	Against	Abstain
21,071,018	4,255,330	31,224

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the Ratification Proposal, the proposal to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as Odyssey’s independent registered public accounting firm was approved in accordance with the following vote:

For	Against	Abstain
45,383,516	2,630,031	63,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 8, 2010	By:	/S/ MICHAEL J. HOLMES
Michael J. Holmes
Chief Financial Officer